UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2019

Turtle Beach Corporation
 (Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11011 Via Frontera, Suite A/B
San Diego, California 92127
 (Address of principal executive offices)

 (888) 496-8001
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                 Entry into a Material Definitive Agreement.

On May 31, 2019, in connection with the consummation (the “Closing”) of the transactions contemplated by the previously announced asset purchase agreement relating to the acquisition of certain assets of the PC peripherals business of ROCCAT GmbH and its affiliates (the “Purchase Agreement”), Turtle Beach Corporation, a Nevada corporation (the “Company”), entered into a Second Amendment and Joinder to Amended and Restated Loan, Guaranty and Security Agreement (as amended, the “Amended Loan Agreement”), by and among the Company, Voyetra Turtle Beach, Inc., TBC Holding Company LLC (the “US Buyer”), Turtle Beach Europe Limited (“TB EU”), VTB Holdings, Inc., as guarantor, the financial institutions party thereto from time to time as lenders and Bank of America, N.A., as administrative agent, collateral agent and security trustee for the lenders thereunder.

The Amended Loan Agreement provides for, among other things: (i) the joinder of the US Buyer as an obligor under the Amended Loan Agreement, (ii) the ability to make investments in TB Germany GmbH, a wholly owned subsidiary of TB EU, of up to $4 million in connection with the Closing and up to an additional $4 million annually, and (iii) an increase to the total earn-out payments allowed by the €3,000,000 potentially payable under the Purchase Agreement.

The foregoing summary of the material terms of the Amended Loan Agreement is qualified in its entirety by reference to the Amended Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and incorporated by reference herein.

Item 8.01.                 Other Events.

On March 11, 2019, as previously reported under Item 1.01 on the Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on March 14, 2019, the Company and the US Buyer entered into the Purchase Agreement and on May 31, 2019, the Closing occurred, with the Company acquiring certain assets of ROCCAT GmbH and its subsidiaries for approximately $15.6 million in cash plus the potential earn-out payments referenced in Item 1.01 above.

On June 3, 2019, the Company issued a press release announcing the Closing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Second Amendment and Joinder to Amended and Restated Loan, Guaranty and Security Agreement
99.1	Press Release dated June 3, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2019	TURTLE BEACH CORPORATION
(Registrant)
/s/ John T. Hanson
John T. Hanson Chief Financial Officer, Treasurer and Secretary